SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  July 18, 2005


                             PHASE III MEDICAL, INC.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


                 0-10909                                           22-2343568
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           Commission File Number                                 IRS Employer
                                                              Identification No.


          330 SOUTH SERVICE ROAD, SUITE 120, MELVILLE, NEW YORK      11747
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               (Address of principal executive offices)           (Zip Code)


                                  631-574-4955
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                          Registrant's Telephone Number

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         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A



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Item 3.02.        Unregistered Sale of Equity Securities.

On June 8, 2005, Phase III Medical, Inc., a Delaware corporation (the "Company") entered into a subscription agreement pursuant to which the Company sold to an investor 416,666 shares of unregistered common stock, par value $0.001 per share, of the Company ("Common Stock") in exchange for $25,000.

On July 1, 2005, the Company issued to Robert J. Aholt, Jr., the Company's Chief Operating Officer, 668,750 shares of unregistered Common Stock pursuant to the terms of an employment agreement, dated September 13, 2004, between the Company and Mr. Aholt (as amended, modified or supplemented, the "Employment Agreement"). Pursuant to the Employment Agreement, in partial consideration for Mr. Aholt's services thereunder, on January 1, 2005 and on the first day of each calendar quarter thereafter during the term thereof, Mr. Aholt is entitled to such number of shares of Common Stock, with a "Dollar Value" of $26,750, $27,625 and $28,887 during the first, second and third years of the term, respectively, and a "Per Share Price" equal to the average closing price of one share of Common Stock on the National Association of Securities Dealers, Inc. Over-the-Counter Bulletin Board (the "Bulletin Board") for the five (5) consecutive trading days immediately preceding the date of grant of such shares, or if the Common Stock is not then traded on the Bulletin Board, the fair market value as determined by the Board of Directors of the Company.

On July 1, 2005, the Company issued to its investor relations consultant 16,666 shares of unregistered Common Stock pursuant to the terms of its consulting agreement in partial consideration for services thereunder.

On July 18, 2005, the Company sold to Catherine M. Vaczy, its Executive
Vice President and General Counsel, 1,250,000 shares of unregistered Common Stock pursuant to the option contained in the stock purchase agreement (the "Purchase Agreement"), dated as of April 20, 2005, between the Company and Ms. Vaczy. Pursuant to the Purchase Agreement, from April 20, 2005 through July 18, 2005, Ms. Vaczy had the right to purchase from the Company certain shares of Common Stock, at a per share price equal to 85% of the average closing price of one share of Common Stock on the Bulletin Board for the five (5) consecutive trading days immediately preceding the date of Ms. Vaczy's notice exercising such option provided, that in no event shall the price be less than $.06. Pursuant to the exercise of this option, on July 18, 2005, Ms. Vaczy purchased 1,250,000 shares of Common Stock at a per share purchase price of $.06 per share for aggregate consideration of $75,000.

The offer and sale by the Company of the securities described above were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), for transactions by an issuer not involving a public offering. The offer and sale of such securities were made without general solicitation or advertising and with representations


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by the investors that they were "accredited investors," as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.


                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             PHASE III MEDICAL, INC.



                              By: /s/ Mark Weinreb
                                  Mark Weinreb
                                  President and CEO




         Dated:  July 22, 2005


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